EXHIBIT 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.
ANNOUNCES LEADERSHIP CHANGE IN
OFFSHORE SERVICES DIVISION

The Woodlands, Texas (January 26, 2015) - TETRA Technologies, Inc. (TETRA or the Company) (NYSE:TTI) today announced that Peter J. Pintar, currently TETRA’s Senior Vice President - Corporate Strategy and Development, will become Senior Vice President of TETRA’s Offshore Services Division. Mr. Pintar will report to Joseph Elkhoury, TETRA’s Senior Vice President and Chief Operating Officer. Mr. Pintar succeeds Edwin H. Goldman, who is retiring from TETRA. Mr. Goldman is expected to remain with TETRA through a transition period.

Commenting on Mr. Goldman’s retirement, Stuart M. Brightman, TETRA’s President and Chief Executive Officer said, “I want to thank Edwin for his many contributions, dedication and leadership to TETRA over the years and wish him all the best in his well-deserved retirement.”

Mr. Pintar joined TETRA in 2011 as Senior Vice President - Corporate Strategy and Development and worked extensively with the Offshore Services Division. Prior to joining TETRA, he served as Vice President - Corporate Strategy and Development at Smith International, Inc. From 1997-2005 he held various positions with DTE Energy Company. He was a management consultant with McKinsey & Company from 1990-1997. Mr. Pintar earned a Bachelor of Arts degree in Economics from the University of Wisconsin, a M.A. degree in International Relations from The Johns Hopkins University, and a M.B.A. in Finance from The Wharton School.

“Peter has worked with the Offshore Division on numerous strategic and growth initiatives over the last several years. He brings an enterprise-wide and analytical perspective to the role and understands the challenges facing this business and its customers,” said Mr. Brightman.

About TETRA

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, after-frac flow back, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services including well plugging and abandonment, decommissioning, and diving.

Forward Looking Statements

This press release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning expected results of operational business segments for 2014, anticipated benefits from the Company's acquisitions of assets and businesses, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Contact:
TETRA Technologies, Inc., The Woodlands, Texas
Stuart M. Brightman, 281/367-1983
Fax: 281/364-4346
www.tetratec.com

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